Exhibit 10.1

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated on and as of the latest date set forth on the signature page hereto, by and between Virtual Piggy, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereof (“Purchaser”).

R E C I T A L S:

WHEREAS, Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.          The Offering.

(a)          Private Offering.  The securities offered by this Agreement are being offered in a private offering (the “Offering”) of up to an aggregate original principal amount of $10,000,000 of 3.5% Secured Convertible Promissory Notes due 2018 (the “New Secured Notes”), which Notes shall accrue interest on the unpaid principal amount thereof at a rate equal to three and one-half percent (3.5%) per annum, compounded quarterly, and shall mature on June 30, 2018.  The New Secured Notes shall be convertible by the holder, at any time, into shares of the Company’s Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) at a conversion price of $90.00 per share (the “Conversion Price”), subject to adjustment for stock, splits, stock dividends and similar transactions with respect to the Series C Preferred Stock only.  Each share of Series C Preferred Stock is currently convertible into 100 shares of the Company’s common stock at a current conversion price of $0.90 per share, subject to anti-dilution adjustment as described in the Certificate of Designation of the Series C Preferred Stock.  The New Secured Notes will be sold on a “best efforts” basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), and/or Rule 506(b) of Regulation D thereunder.  The New Secured Notes, the shares of Series C Preferred Stock issuable upon conversion of the New Secured Notes and the shares of Company common stock (“Common Stock”) issuable upon conversion of the Series C Preferred Stock are hereinafter referred to collectively as the “Securities.”  The New Secured Notes are being offered solely to a limited number of “accredited investors” as that term is defined in Rule 501(a) of the Securities Act during an offering period (the “Offering Period”) commencing on the date hereof and terminating not later than September 30, 2016, unless further extended by the Company in its discretion (the “Termination Date”).  The Offering may be terminated by the Company at any time in its sole discretion. This Agreement, the Exhibits hereto and the Offering Memorandum dated July 28, 2016 (including the documents incorporated by reference therein) are hereinafter collectively referred to as the “Offering Documents”.

(b)          Description of Securities.  The terms and provisions of the New Secured Notes are set forth in the form of 3.5% Secured Convertible Promissory Note due 2018, attached hereto as Exhibit A.  The rights, preferences, powers and other terms of the Series C Preferred Stock are set forth in full in the Certificate of Designation of Series C Cumulative Convertible Preferred Stock attached hereto and made a part hereof as Exhibit B (the “Certificate of Designation”).

(c)          Placement of the New Secured Notes.  The Company intends to offer and sell certain or all of the New Secured Notes through the efforts of its own officers and personnel without the payment of a brokerage commission or sales incentives.  However, the Company also reserves the right to engage the services of one or more registered broker-dealers serving as a placement agent (a “Placement Agent”) to offer and sell the New Secured Notes on a best-efforts basis, and in connection with sales to investors introduced to the Offering through the efforts of such Placement Agent(s), if at all, the Company will agree to pay to the Placement Agent: (i) a placement fee of up to five percent (5%) of the principal amount of Notes; (ii) a retainer in such amount or amounts as may be determined in the discretion of the Company; (iii) warrants to purchase up to three percent (3%) of the underlying securities at the applicable offering price; and (iv) such amounts as are necessary to cover the reasonable and ordinary out-of-pocket expenses of the Placement Agent.

(d)          Escrow Account. The Company will establish a segregated escrow account (the “Escrow Account”) for the deposit of cash subscriptions.  Upon the acceptance of subscriptions for the New Secured Notes, the Company may conduct an initial closing of the Offering and thereafter, may conduct any number of additional closings until the Termination Date.

(e)          Security Agreement.  As collateral security for the prompt and complete payment and performance when due of the Company’s obligations under the New Secured Notes, the Company will enter into an Amended and Restated Security Agreement with William F. Miller III, as collateral agent for each Purchaser, and each Purchaser in the form attached hereto and made a part hereof as Exhibit C (the “Security Agreement”) to grant a security interest in the Company’s Collateral (as defined in the Security Agreement) on a pari passu basis with the holders of the Prior Secured Notes (as defined below).

2.          Sale and Purchase of Securities.

(a)          Purchase and Sale.  Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser irrevocably subscribes for and agrees to purchase, the aggregate principal amount of Notes set forth on the signature page of this Agreement at a purchase price equal to 100% of such principal amount (the “Aggregate Purchase Price”), which shall be payable upon execution hereof by check or wire transfer of immediately available funds as set forth below; provided that holders of the Company’s currently outstanding 10% Secured Convertible Promissory Notes due 2016 (the “Prior Secured Notes”) may exchange such Prior Secured Notes for New Secured Notes on a dollar-for-dollar basis with any New Secured Notes purchased for cash.

(b)          Subscription Procedure.  In order to purchase Notes, Purchaser shall: (i) deliver to the Company at 1618 South Broad Street, Philadelphia, PA 19145, Attn: Ernest Cimadamore (or via facsimile to 215-465-2013 or email to ernie@oink.com): (X) one completed and duly executed copy of this Agreement, (Y) one completed and duly executed copy of the Amended and Restated Security Agreement and (Z) one completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit D; and (ii) deposit into the Escrow Account payment for the New Secured Notes in an amount equal to the Aggregate Purchase Price by certified or bank check covering immediately available funds or through wire transmission, which Escrow Account is identified on Exhibit E, or otherwise provided upon request, and (iii) in the case of Purchasers also exchanging Prior Secured Notes, by delivery of such Prior Secured Notes to the Company at the address set forth above.  Delivery of the Prior Secured Notes and the closing of this Offering and acceptance thereof shall constitute satisfaction in full of amounts due under the Prior Secured Notes and the collateral therefor shall be released thereupon.  Execution and delivery of this Agreement shall constitute an irrevocable subscription for that aggregate principal amount of New Secured Notes set forth on the signature page hereto.  Receipt by the Company in the Escrow Account of funds wired, or deposit and collection into the Escrow Account of the check tendered herewith, or of the original Prior Secured Notes, as the case may be, will not constitute acceptance of this Agreement by the Company.  The New Secured Notes subscribed for will not be deemed to be issued to, or owned by, Purchaser until the Company has executed this Agreement.  All consideration tendered by Purchaser will be held by the Company pending acceptance or rejection of this Agreement by the Company and the closing of Purchaser’s purchase of New Secured Notes.  This Agreement will either be accepted by the Company, in whole or in part, in its sole discretion, or rejected by the Company prior to the termination of the Offering.  If this Agreement is accepted only in part, Purchaser agrees to purchase such smaller principal amount of Notes as the Company determines to sell to Purchaser.  If this Agreement is rejected for any reason, including the termination of the Offering by the Company, this Agreement and all funds or other consideration tendered herewith will be promptly returned to Purchaser, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect. Until the Company elects to accept or reject a Purchaser’s Securities Purchase Agreement, the Purchaser’s subscription is irrevocable.

(c)          Closing.  The Company may conduct an initial closing of the Offering and thereafter, may conduct any number of additional closings until the Termination Date.  Upon the Company’s execution of this Agreement, the subscription evidenced hereby, if not previously rejected by the Company, will, in reliance upon Purchaser’s representations and warranties contained herein, be accepted, in whole or in part, by the Company.  If Purchaser’s subscription is accepted only in part, this Agreement will be marked to indicate such fact, and the Company will return to Purchaser the portion of the funds tendered by Purchaser representing the unaccepted portion of Purchaser’s subscription, without interest or deduction of any kind.  Upon acceptance of this Agreement, in whole or in part, by the Company, the Company will promptly issue the New Secured Notes to Purchaser.

3.          Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company as follows:

(a)          Organization and Qualification.

(i)          If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failure to be so qualified or in good standing as would not have a Material Adverse Effect on it.  For purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of such party and its subsidiaries, taken as a whole, or (iii) any material adverse impairment to the ability of such party to perform in any material respect on a timely basis its obligations under any Transaction Document.

(ii)          If Purchaser is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Purchaser is an individual, the address of his or her principal residence is as set forth on the signature page hereto.

(b)          Authority; Validity and Effect of Agreement.

(i)          If Purchaser is an entity, Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and any documents contemplated hereby (collectively, the “Transaction Documents”) and perform its obligations under the Transaction Documents.  The execution and delivery of each Transaction Document by Purchaser, the performance by Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver the Transaction Documents and perform its obligations thereunder.

(ii)          Each of the Transaction Documents has been duly and validly authorized, executed and delivered by Purchaser and, assuming each has been duly and validly executed and delivered by the Company, each constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

(c)          No Conflict; Required Filings and Consents.  Neither the execution and delivery of the Transaction Documents by Purchaser nor the performance by Purchaser of its obligations, thereunder will: (i) if Purchaser is an entity, conflict with Purchaser’s articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on it.

(d)          Accredited Investor.  Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  If Purchaser is an entity, Purchaser was not formed for the specific purpose of acquiring the Securities, and, if it was, all of Purchaser’s equity owners are “accredited investors” as defined above.

(e)          No Government Review.  Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the New Secured Notes or passed upon or endorsed the merits of this Agreement, the New Secured Notes, or any of the other documents relating to the proposed Offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the New Secured Notes or such other documents.

(f)          Investment Intent.  The Securities are being acquired for the Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to the New Secured Notes.

(g)          Restrictions on Transfer.  Purchaser understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  Purchaser acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(h)          Investment Experience.  Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment.  In making its decision to acquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and referenced herein.

(i)          Access to Information.  Purchaser acknowledges that it has had access to and has reviewed all publicly available documents and records relating to the Company, including, but not limited to, the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, as amended, the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2015, the Company’s Proxy Statement covering the annual meeting of its shareholders occurring during 2016, if any, and any Quarterly Report on SEC Form 10-Q, or Current Report on SEC Form 8-K, filed with the SEC after December 31, 2015 and before the date this Offering is closed (as such documents have been amended since the date of their filing, collectively, the “Company SEC Documents”), that it has deemed necessary in order to make an informed investment decision with respect to an investment in the New Secured Notes; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.  Purchaser understands any statement contained in the Company SEC Documents shall be deemed to be modified or superseded for the purposes of this Agreement to the extent that a statement contained herein or in any other document subsequently filed with the SEC modifies or supersedes such statement.

(j)          Reliance on Representations.  Purchaser understands that the New Secured Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the New Secured Notes.  Purchaser represents and warrants to the Company that any information that Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the New Secured Notes.  Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

(k)          No General Solicitation.  Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

(l)          Placement and Finder’s Fees.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Purchaser or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the Offering, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Purchaser.

(m)          Investment Risks.  Purchaser understands that purchasing Notes in the Offering will subject Purchaser to certain risks, including, but not limited to, those set forth in the Company SEC Documents and the Offering Documents.

(n)          OFAC.  Purchaser is directed to review the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) website at www.treas.gov. before making the following representations.  Purchaser represents that no part of the Aggregate Purchase Price set forth on the signature page hereto was directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transaction with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found at the OFAC website. In addition, the programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.  Purchaser hereby represents that none of the following is named on the OFAC list, nor is a person or entity prohibited under the OFAC programs: (i) the Purchaser, (ii) any person controlling or controlled by the Purchaser, (iii) if the undersigned is an entity, any person having a beneficial interest in the Purchaser, or (iv) any person for whom the undersigned is acting as agent or nominee in connection with this investment. The Purchaser understands and acknowledges that, by law, the Company may be required to disclose the identity of the Purchaser to OFAC.

(o)          Anti-Money Laundering.  The Purchaser acknowledges that due to anti-money laundering regulations within their respective jurisdictions, the Company and/or any person acting on behalf of the Company may require further documentation verifying the Purchaser’s identity and the source of funds used to purchase the New Secured Notes before this Agreement can be accepted.  The Purchaser further agrees to provide the Company at any time with such information as the Company determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of the Purchaser from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

(p)          Short Sales and Confidentiality Prior to the Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act), in the securities of the Company during the period commencing from the time that Purchaser first received written or oral notice of this Offering from the Company or any other person setting forth the material terms of the transactions contemplated hereunder or this Agreement until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other persons a party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.          Representations and Warranties of the Company.  Except as set forth in the correspondingly numbered section of the Schedules hereto, the Company represents and warrants to Purchaser as follows:

(a)          Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect on the Company.  The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

(b)          Authority; Validity and Effect of Agreement.  The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and conduct the Offering.  The execution and delivery of each of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder, the transactions contemplated thereby, the Offering, and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize each of the Transaction Documents or the Offering.  Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming that each has been duly authorized, executed and delivered by Purchaser, each constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)          No Conflict; Required Filings and Consents.  Neither the execution and delivery of the Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) conflict with the Company’s certificate of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

(d)          SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, or to the extent corrected by a subsequent amendment, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and all other reports of the Company filed with the Commission pursuant to the Exchange Act from January 1, 2016 through the date of this Agreement (including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) complied in all material respects with the requirements of the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          Issuance of the Securities.  The New Secured Notes have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders.  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the New Secured Notes will be issued in compliance with applicable federal and state securities laws.  The Company shall, so long as any of the New Secured Notes are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued capital stock, 100% of the shares of Series C Preferred Stock issuable upon conversion of the New Secured Notes, 150% of the shares of Common Stock underlying the Series C Preferred Stock, as well as such other shares as, in the discretion of its Board of Directors, may be necessary for the ordinary and necessary business needs of the Company.

5.          Other Agreements of the Parties.

(a)          Transfer Restrictions.

(i)          The Securities may only be disposed of in compliance with applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents and shall have the rights and obligations of a Purchaser under this Agreement.

(ii)          Legends.  The promissory notes, certificates and agreements evidencing the Securities shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company’s stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

(b)          Securities Laws Disclosure; Publicity.  On or prior to the fourth (4th) Business Day following the initial closing contemplated by this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 5(b), such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c)          Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the New Secured Notes, the shares of Series C Preferred Stock (upon conversion of the New Secured Notes) or otherwise.

(d)          Form D and Blue Sky.  The Company agrees to file a Form D with respect to the sale of the New Secured Notes as required under Regulation D.  The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the New Secured Notes for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall make all filings and reports relating to the offer and sale of the New Secured Notes required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

(e)          Lock-Up Agreements.  Each Purchaser agrees in connection with any underwritten public offering that occurs after a closing of the Offering, if requested by the managing underwriter, not to sell or transfer any shares of Common Stock of the Company for a period of up to 180 days, plus up to an additional 20 days to the extent necessary to comply with applicable regulatory requirements following such public offering.  Such lock-up agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to investors, pro rata, based on the number of shares held.

(f)          Limitations on Certain Future Financings.  Until such time as the New Secured Notes have been repaid in full or converted into Series C Preferred Stock, the Company shall not, without the consent of holders of a majority of the outstanding principal amount of New Secured Notes (i) issue any new promissory notes secured by Company assets or (ii) authorize any new class of preferred stock senior to, or with a liquidation preference greater than, the Series C Preferred Stock.

6.          Piggyback Registration.

(a)          Until the earlier of (i) the date as of which the Purchaser may sell all of the “Registrable Securities” (as defined below) owned by Purchaser without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the Purchaser shall have sold all of the Registrable Securities owned by Purchaser, (the “Registration Period”), whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such Registration Statement) to the Purchaser and the other holders of securities subject to piggyback registration rights (each, a “Selling Stockholder”) of its intention to effect such a registration and, subject to Section 6(b) and Section 6(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within 5 days after the Company's notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion and/or reduce the amount of shares to be included in such registration as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415, promulgated by the SEC under the Securities Act. For purposes of this Section 6, the term “Registrable Securities” means (x) the shares of Common Stock issuable upon conversion of shares of the Series C Preferred Stock (the “Conversion Shares”), (y) any Common Stock of the Company issued or issuable with respect to the Conversion Shares including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and (z) any other shares of Common Stock of the Company which are subject to piggyback registration rights.

(b)          If during the Registration Period, a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, all Selling Stockholders proposing to distribute their Registrable Securities through such underwriting shall be required to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If during the Registration Period, a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Selling Stockholders (if any Selling Stockholders have elected to be included in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering and/or the Company is unable to include in such registration all of the securities as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415, promulgated by the SEC under the Securities Act, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell on its own behalf; and (ii) second, the number of all other shares of Common Stock required to be included as a result of contractual demand or piggyback registration rights, allocated among such holders pro rata on the basis of the number of securities to be included in such registration, or in such manner as they may otherwise agree.

(c)          If during the Registration Period, a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities as a result of contractual demand or mandatory registration rights, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering and/or the Company is unable to include in such registration all of the Registrable Securities as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415, promulgated by the SEC under the Securities Act, the Company shall include in such registration (i) first, the number of shares of Common Stock required to be included as a result of contractual demand or mandatory registration rights, (ii) second, the number of shares of Common Stock required to be included therein as a result of contractual piggyback registration rights, allocated among such holders pro rata according to the number of shares to be included in such registration; and (iii) third, the number of all other shares of Common Stock to be included as determined jointly by the Company and managing underwriter.

(d)          If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e)          Registration Procedures.  Subject to the limitations set forth in this Section 6, whenever it is obligated to register any Registrable Securities pursuant to this Agreement, the Company shall:

(i)          use its reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to the Registrable Securities in the manner set forth in this Section 6 and use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter;

(ii)          furnish to each Selling Stockholder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(iii)          use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(iv)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Selling Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement, as described in Section 6(b);

(v)          immediately notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.  The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)          notify each Selling Stockholder of the issuance by the SEC of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related prospectus, or the initiation or any threats of any proceedings for such purposes;

(vii)          notify each Selling Stockholder of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any threats of any proceeding for that purpose; and

(viii)          cooperate in the timely removal of any restrictive legends from the shares of Registrable Securities in connection with the resale of such shares covered by an effective Registration Statement.

(f)          Expenses.

(i)          For the purposes of this Section 6(f), the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 6, including, without limitation, all registration, qualifying and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and expenses under state securities laws, fees of the Financial Industry Regulatory Authority, and fees and expenses of listing shares of Registrable Securities on any securities exchange or automated quotation system on which the Company’s shares are listed.  The term “Selling Expenses” shall mean all underwriting discounts, broker and other selling fees and commissions, stock transfer taxes applicable to the sale of the Registrable Securities, and fees and disbursements of counsel for any Selling Stockholder.

(ii)          Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to this Section 6.  All Selling Expenses in connection with any Registration Statements filed pursuant to this Section 6 shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Registrable Securities are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree upon.

(g)          Obligations of the Selling Stockholders.

(i)          In connection with each registration hereunder, each Selling Stockholder shall furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder's Registrable Securities in the Registration Statement.  Each Selling Stockholder shall also promptly notify the Company in writing of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

(ii)          In connection with the filing of the Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

(iii)         In connection with each registration pursuant to this Agreement, each Selling Stockholder agrees that it will not affect sales of any Registrable Securities until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus or upon receipt by the Company of a threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement.  At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Registrable Securities pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by such Registration Statement which remains unsold, and each Selling Stockholder shall notify the Company in writing of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(h)          Information Blackout and Holdbacks.

(i)          At any time when a Registration Statement effected pursuant to this Section 6 is effective, upon written notice from the Company to the Selling Stockholder that the Company has determined in good faith that the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information, the Selling Stockholder shall suspend sales of Registrable Securities pursuant to such Registration Statement until such time as the Company notifies the Selling Stockholder that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed.

(ii)          Notwithstanding any other provision of this Agreement, the Selling Stockholder shall not affect any sale or other transfer, or make any short sale of, any Common Stock or other securities of the Company held by such Selling Stockholder (other than those included in a Registration Statement) during the 180-day period following the effective date of any primary offering undertaken by the Company of shares of its Common Stock, (“Primary Offering”), which may also include other securities, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree. The obligations described in this Section 6(h)(ii) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

7.          Indemnification.  Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the New Secured Notes to Purchaser.

8.          Confidentiality.  Purchaser acknowledges and agrees that:

(a)          Certain of the information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act.

(b)          This Agreement has been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

(c)          Until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and Purchaser will not, directly or indirectly, disclose or permit Purchaser’s personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

(d)          Purchaser shall make its representatives aware of the terms of this Section 8 and to be responsible for any breach of this Agreement by such representatives.

(e)          Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement.

(f)          If Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement and any accompanying documentation to the Company.

9.          Non-Public Information.  Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person.

10.          Sales and Confidentiality After The Date Hereof.  Such Purchaser shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Division of Corporation Finance Compliance and Disclosure Interpretation 239.10 regarding short selling.

11.          Entire Agreement; No Third Party Beneficiaries.  This Agreement and the other Transaction Documents contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement and the Transaction Documents.  Purchaser acknowledges and agrees that, with the exception of the information contained or incorporated by reference in the Offering Documents, Purchaser did not rely upon any statements or information, whether oral or written, provided by the Company, or any of its officers, directors, employees, agents or representatives, in deciding to enter into this Agreement or purchase the New Secured Notes.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.          Amendment and Modification.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Company and the Purchaser.

13.          Extensions and Waivers.  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the Company and the holders of a majority of the outstanding principal amount of the New Secured Notes sold in the Offering.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

14.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the Purchaser.  Except as provided in Section 6, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.          Survival of Representations, Warranties and Covenants.  The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months from the Closing, except that the representations contained in Sections 3(a), 3(b), 4(a), and 4(b) shall survive indefinitely.  All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.  All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

16.          Headings; Definitions.  The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections contained herein mean Sections of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

17.          Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

18.          Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

Virtual Piggy, Inc.
1618 South Broad Street
Philadelphia, PA 19145
Fax (215) 465-2013
Attention: Ernest Cimadamore

with a copy to:

Wiggin and Dana LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Fax (203) 363-7676
Attention:  Michael Grundei, Esquire

If to Purchaser:

To that address indicated on the signature page hereof.

19.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

20.          Arbitration.  If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute.  The arbitration shall take place in Wilmington, Delaware.  The decision of the arbitrators shall be conclusively binding upon the parties and final and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

21.          Counterparts.  This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

PURCHASER
Date: __________________, 201__

By:

Name:

Title:

Address:

Phone:

Social Security
or Tax ID No.:

Original principal amount of 3.5% Secured Convertible Notes to be Purchased for cash: $____________

Original principal amount of 3.5% Secured Convertible Notes to be Purchased through exchange of Prior Secured Notes: $____________

Delivery Instructions (if different than Address):

VIRTUAL PIGGY, INC.

Date: __________________, 201__
By:
Name:
Title:

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

VIRTUAL PIGGY, INC.

3.5% SECURED CONVERTIBLE PROMISSORY NOTE DUE 2018

U.S. $[_______] No.: PN-C2016-[___]	Philadelphia, PA [__________], 2016

FOR VALUE RECEIVED, the undersigned, VIRTUAL PIGGY, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [____________________] or any future holder of this promissory note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of [___________] Dollars (U.S. $[_________]), or such other amount as may be outstanding hereunder (the “Principal Amount”), together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the “Note”).

This Note is one of a duly authorized issue of 3.5% Secured Convertible Promissory Notes due 2018 of the Company, in aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Promissory Notes”) issued pursuant to the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”; capitalized terms used herein without definition shall have the meanings assigned in the Purchase Agreement).  The Promissory Notes rank equally and ratably without priority over one another.  No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is offered with respect to the other Promissory Notes in an amount which bears the same ratio to the then unpaid principal amount of such Promissory Notes as the payment made hereon bears to the then unpaid principal amount under this Note.

1.          Principal and Interest Payments.

(a)          Principal.  The Company shall repay in full the entire principal balance then outstanding under this Note plus all accrued and unpaid interest on the first to occur (the “Maturity Date”) of: (i) June 30, 2018; (ii) such time as there occurs a Sale Transaction (as defined below) or (iii) the acceleration of the obligations as contemplated by this Note.

“Sale Transaction” shall mean (i) the sale or other disposition of all or substantially all of the Company’s assets, or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

(b)          Interest.  Interest on the outstanding principal balance of this Note shall accrue at a rate of three and one-half percent (3.5%) per annum, compounded quarterly.  Interest on the outstanding principal balance of this Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days and shall be payable on the Maturity Date, upon earlier prepayment of this Note or in the form of shares of Series C Preferred Stock, par value $0.0001 per share, of the Company (the “Series C Preferred Stock”) upon conversion of this Note as set forth in Section 8 below.  Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until payment in full at the rate of fifteen percent (15%) per annum, compounded quarterly.

(c)          Prepayment.  The Company may prepay the outstanding principal amount of this Note, in whole or in part, prior to the Maturity Date (a “Prepayment”) without the written consent of the Payee, at any time upon ten (10) days prior written notice of the date on which the Company intends to make such Prepayment (a “Prepayment Notice”).  Any partial Prepayment shall be applied first to accrued but unpaid interest and second to unpaid principal.  Nothing in this Section 1(c) shall limit the right of the Payee to convert the principal and accrued interest under this Note into Series C Preferred Stock at any time after receipt of the Prepayment Notice and prior to the time at which such Prepayment is made. The Company shall prepay the outstanding principal amount of this Note, in whole, upon the occurrence of a Sale Transaction.

2.          Non-Business Days.  Whenever any payment to be made shall be due on a non-Business Day, such payment may be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

3.          Security. This Note is secured, pursuant to the terms of an Amended and Restated Security Agreement between the Company, William F. Miller III as collateral agent, the holders of the Promissory Notes of even date herewith, and the holders of the Prior Secured Notes (as such term is defined in the Purchase Agreement) (the “Security Agreement”), by a security interest in the Collateral (as such term is defined in the Security Agreement).  This Note is subject to the provisions of the Security Agreement.

4.          Subordination of Future Debt; Payment of Dividends. Except as provided in the Transaction Documents, any debt incurred after the date hereof to any creditor shall be subordinated to the indebtedness evidenced by this Note.  The Company shall not declare or pay any dividend or distribution with respect to any preferred stock or common stock of the Company other than (i) a pro rata dividend with respect to the common stock payable solely in shares of common stock or (ii) dividend accruals (but not payments or distributions) on Company preferred stock pursuant to the terns thereof.

5.          Representations and Warranties of the Company.  The Company represents and warrants to the Payee as follows:

(a)          The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b)          This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

6.          Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)          the Company shall fail to pay the principal or any accrued interest hereunder or any other Note after the date such payment shall become due and payable hereunder or thereunder; or

(b)          if default shall be made in the performance or observance of any representation, warranty, covenant, or agreement contained in this Note, in the Amended and Restated Security Agreement or in the Purchase Agreement, or in any other agreement between the Company and the Payee relating to indebtedness of the Company to the Payee or any of its affiliates for borrowed money and such default shall have continued for a period of five (5) days after Company’s receipt of written notice of such default (unless such default is on account of failure to give a required notice, in which event such 5 day cure period shall commence with the date of such default); or

(c)          the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d)          a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of ninety (90) consecutive days.

7.          Remedies Upon an Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 6(c) and (d), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 6(a) and (b) the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.          Conversion.

(a)          General.  The holder of this Note shall have the right at any time, at such holder’s option, to convert all or any lesser portion of the Principal Amount plus accrued and unpaid interest thereon into such number of fully paid and non-assessable shares of Series C Preferred Stock as is determined by dividing (i) the portion of the Principal Amount to be converted plus accrued and unpaid interest thereon by (ii) the Conversion Rate (as defined below) then in effect for this Note. The initial conversion rate shall be $90.00, such rate to be subject to adjustment in accordance with the provisions of this Section 8. Such conversion rate in effect from time to time, as adjusted pursuant to this Section 8, is referred to herein as a “Conversion Rate.”  All of the remaining provisions of this Section 8 shall apply separately to each Conversion Rate in effect from time to time with respect to this Note.

(b)          Mechanics of Conversion.

(i)          Such right of conversion shall be exercised by the Payee by delivering to the Company a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed, and by surrender not later than two (2) Business Days thereafter of this Note.  The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Series C Preferred Stock shall be issued, if other than the name in which this Note is registered. Promptly after the receipt of the Conversion Notice, the Company shall issue and deliver, or cause to be delivered, to the Payee or such Payee’s nominee, a certificate or certificates for the number of shares of Series C Preferred Stock issuable upon such conversion. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Company of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Series C Preferred Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Series C Preferred Stock as of the close of business on the Conversion Date.  If the Payee has not converted the entire principal and interest amount of this Note pursuant to the Conversion Notice, then the Company shall execute and deliver to the Payee a new Note instrument identical in terms to this Note, but with a principal amount reflecting the unconverted portion of this Note.  The new Note instrument shall be delivered subject to the same timing terms as the certificates for the Series C Preferred Stock.

(ii)          The Company shall effect such issuance of Series C Preferred Stock within three (3) Business Days following the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) Business Days after the receipt by the Company of such Conversion Notice.  Provided that the holder complies with all of the provisions of this Note relating to the conversion hereof, if certificates evidencing the Series C Preferred Stock are not received by the holder (through no fault or negligence of the holder) within five (5) Business Days following the Conversion Date, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.

(d)          Fractional Shares.  The Company shall not be required to issue a fractional share of Series C Preferred Stock upon conversion of this Note. As to any fraction of a share which the holder of this Note would otherwise be entitled to acquire upon such conversion, the Company shall round down such fractional share to the nearest whole share of Series C Preferred Stock.

 (e)          Stock Dividends, Subdivisions and Combinations.  If at any time while this Note is outstanding, the Company shall:

(i)          cause the holders of its Series C Preferred Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Series C Preferred Stock,

(ii)         subdivide its outstanding shares of Series C Preferred Stock into a larger number of shares of Series C Preferred Stock, or

(iii)        combine its outstanding shares of Series C Preferred Stock into a smaller number of shares of Series C Preferred Stock,

then in each such case the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Series C Preferred Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Series C Preferred Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 8(e) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Section 8(e) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Rate is calculated hereunder, then the calculation of such Conversion Rate shall be adjusted appropriately to reflect such event.

(f)          Certain Other Distributions. If at any time while this Note is outstanding the Company shall take a record of the holders of its Series C Preferred Stock for the purpose of entitling them to receive any special dividend or other special distribution of:

(i)          cash,

(ii)         any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Series C Preferred Stock as provided in Section 8(e) hereof), or

(iii)        any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 8(f)(i), 8(f)(ii) and 8(f)(iii) hereof, the “Distributed Property”), then upon any conversion of this Note that occurs after such record date, the holder of this Note shall be entitled to receive, in addition to the shares of Series C Preferred Stock issuable upon conversion of the Note (the “Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made, but shall, for avoidance of doubt, not include ordinary course dividend accruals on the Series C Preferred Stock. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board. The Company shall give written notice of such determination and a copy of the Valuation Report to the holder of this Note, and if the holder objects to such determination within twenty (20) Business Days following the date such notice is given, the Company shall submit such valuation to an investment banking firm of recognized national standing selected by the holder of this Note and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Company and the holder of this Note. A reclassification of the Series C Preferred Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Series C Preferred Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Series C Preferred Stock of such shares of such other class of stock within the meaning of this Section 8(f) and, if the outstanding shares of Series C Preferred Stock shall be changed into a larger or smaller number of shares of Series C Preferred Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Series C Preferred Stock within the meaning of Section 8(e).

(g)          Series C Preferred Stock Reserved. The Company shall at all times reserve and keep available out of its authorized but unissued Series C Preferred Stock, solely for issuance upon the conversion of the Promissory Notes, such number of shares of Series C Preferred Stock as shall from time to time be issuable upon the conversion of all the Promissory Notes at the time outstanding.

9.          Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Series C Preferred Stock into which this Note is convertible and the current Conversion Rate provided for in Section 8:

(a)          When Adjustments to Be Made. The adjustments required by Section 8 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Rate that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Series C Preferred Stock, as provided for in Section 8(e)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Series C Preferred Stock into which this Note is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 8 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)          Fractional Interests. In computing adjustments under Section 8, fractional interests in Series C Preferred Stock shall be rounded down to the nearest whole share of Series C Preferred Stock.

(c)          When Adjustment Not Required. If the Company undertakes a transaction contemplated under Section 8(f) and as a result takes a record of the holders of its Series C Preferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 8(f) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 8(f), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)          Escrow of Stock. If after any property becomes distributable pursuant to Section 8 by reason of the taking of any record of the holders of Series C Preferred Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Note converts this Note during such period, the holder of this Note shall continue to be entitled to receive any shares of Series C Preferred Stock issuable upon conversion under Section 8 by reason of such adjustment (as if this Note were not yet converted) and such shares or other property shall be held in escrow for the holder of this Note by the Company to be issued to holder of this Note upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

10.          Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and, if requested by the Company, an indemnity bond customary in the industry, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

11.          Parties in Interest, Transferability.  This Note shall be binding upon the Company and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns. This Note may be transferred or sold, subject to the provisions of Section 19 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

12.          Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

13.          Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.  Notices to the Payee shall be made to the address set forth in the Purchase Agreement.  Notices to the Company shall be made to the following:

Address of the Company:	Virtual Piggy, Inc. 1618 South Broad Street Philadelphia, PA 19145 Fax (215) 465-2013 Attention: Ernest Cimadamore

with a copy to:	Wiggin and Dana LLP Two Stamford Plaza 281 Tresser Boulevard Stamford, CT 06901 Fax (203) 363-7676 Attention: Michael Grundei, Esquire

14.          Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

15.          Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

16.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

17.          Failure or Indulgence Not Waiver.  No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18.          Enforcement Expenses.  The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

19.          Compliance with Securities Laws.  The Payee of this Note acknowledges that this Note is being acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with legends, as applicable, in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.”

20.          Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

21.          Consent to Jurisdiction.  Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the District of Delaware and the courts of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 21 shall affect or limit any right to serve process in any other manner permitted by law.

22.          Company Waivers.

(a)          Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)          No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

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IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note as of the date first written above.

VIRTUAL PIGGY, INC.

By:
Name: Scott McPherson
Title: Chief Financial Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert the principal and interest under the 3.5% Secured Convertible Promissory Note due 2018 (the “Note”) of Virtual Piggy, Inc., a Delaware corporation (the “Company”), due June 30, 2018 held by the undersigned into shares of Series C Preferred Stock, according to the terms and conditions of the Note and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Series C Preferred Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Series C Preferred Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the Note being converted is attached hereto (and the original Note shall be transmitted to the Company pursuant to the terms thereof).  All capitalized terms used in this Conversion Notice, but not otherwise defined herein shall have the meanings assigned in the Note.

Date of Conversion (Date of Notice)

Principal Amount of Note to be Converted

Principal Amount of Note not to be Converted (Principal Amount Remaining after Conversion)

Amount of accumulated and unpaid interest on principal amount of Note to be Converted

Number of shares of Series C Preferred Stock to be Issued (including conversion of accrued but unpaid interest on Notes to be Converted)

Applicable Conversion Value

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Issue Series C Preferred Stock to (if different than above):

Name:

Address:

Tax ID #:

Name of Holder

By:

Name:

Title: